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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                      JANUARY 25, 2000 (DECEMBER 4, 1998)

                                MONSANTO COMPANY
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                     1-2516
                            (Commission File Number)
                                   43-0420020
                                (I.R.S. Employer
                             Identification Number)

                 800 NORTH LINDBERGH BLVD., ST. LOUIS, MO 63167
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (314) 694-1000
              (Registrant's telephone number, including area code)

                                                                              1



























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Monsanto Company ("Monsanto") hereby files Amendment No. 2 to its Form 8-K filed on December 8, 1998.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Business Acquired

         (i) Financial statements of DEKALB Genetics Corporation ("DEKALB"), together with the related Report of Independent Public Accountants, are attached as Exhibit 99 and are incorporated herein by reference.

     (b) Pro Forma Financial Information

         (i) Unaudited Pro Forma Combined Condensed Statement of Financial Position as of September 30, 1998, including notes thereto.

        (ii) Unaudited Pro Forma Combined Condensed Statement of Income for the year ended December 31, 1997 and for the nine months ended September 30, 1998, including notes thereto.

     (c) Exhibits

         See the Exhibit Index attached hereto and incorporated herein by reference.

                                                                              2


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UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Subsequent to the date of these pro forma financial statements (September 30, 1998), but prior to the date of this amended 8-K/A, Monsanto announced its intention to sell the artificial sweetener and biogum businesses. The results of operations and financial position of these businesses, and of the alginates and Ortho(R) lawn-and-garden products businesses, the divestiture of which was approved by Monsanto's Board of Directors in 1998, have been reclassified as discontinued operations; and, for all periods presented, the pro forma combined statement of financial position and pro forma statement of income have been reclassified to conform to this presentation. The Company expects to sell these businesses for a gain by July 2000.

As a result of discussions with the staff of the SEC and clarification of its interpretation regarding the classification of certain transaction, Monsanto agreed to reclassify certain revenues in the Statement of Consolidated Income. As a result, the company has reclassified revenues associated with the sales of Pharmaceutical product rights from net sales to other expense (income) - net for all periods presented. The effect of this reclassification was to reduce net sales and increase other income included in other expense (income) - net by $124 million, $120 million and $61 million in 1998, 1997 and 1996, respectively.

     The following unaudited pro forma combined condensed financial statements give effect to the acquisition of DEKALB using the purchase method of accounting, after giving effect to the pro forma adjustments described in the accompanying notes. These unaudited pro forma combined condensed financial statements have been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of Monsanto and DEKALB which are incorporated by reference in this Form 8-K/A.

     It is necessary to present the unaudited pro forma combined condensed financial information with cautions as to its interpretations and usefulness. The purchase price allocations are based on preliminary assumptions and are subject to revision. Accordingly, it is probable that purchase accounting adjustments will differ from the pro forma adjustments. The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition of DEKALB by Monsanto been consummated as of the dates indicated, nor is it necessarily indicative of future operating results or financial position of Monsanto. Further, the unaudited pro forma combined condensed financial information does not reflect any benefits or synergies that are expected to result from the acquisition.

     The Unaudited Pro Forma Combined Condensed Statement of Financial Position gives effect to the acquisition as if it had occurred on September 30, 1998, combining the statement of consolidated financial position for Monsanto as of September 30, 1998 and the consolidated balance sheet for DEKALB as of August 31, 1998. The Unaudited Pro Forma Combined Condensed Statements of Income give effect to the acquisition as if it had occurred at the beginning of the earliest period presented, combining the results of Monsanto for the year ended December 31, 1997 and the nine months ended September 30, 1998 with the results of DEKALB for the 12 months ended November 30, 1997 and the nine months ended August 31, 1998, respectively.

     In the fourth quarter of 1998, Monsanto issued 25 million shares of Monsanto Common Stock, $700 million of 6.50 percent Adjustable Conversion-rate Equity Security Units (ACES), and $2.5 billion of senior unsecured long-term debt with an average interest rate of 6 percent, related to several acquisitions of seed companies. For purposes of these unaudited pro forma combined condensed financial statements, the common stock, the ACES and $583 million of the long-term debt were assumed to be used to finance the DEKALB acquisition.

     As a result of the acquisition and in connection with the merger agreement, DEKALB cancelled its outstanding stock options in exchange for cash paid to option holders. DEKALB recognized an aftertax charge of $48 million for the cancellation of these options. The cancellation was completed prior to the acquisition closing date of December 4. This charge has not been reflected in the Unaudited Pro Forma Combined Condensed Statement of Income because of its nonrecurring nature; however the $20 million portion related to Monsanto's pre-existing equity interest in DEKALB has been reflected as a reduction to reinvested earnings in the Unaudited Pro Forma Combined Condensed Statement of Financial Position.

                                                                              3


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     As a result of the acquisition of DEKALB, Monsanto recognized an after-tax charge of $151 million in the fourth quarter of 1998 for the write-off of acquired in-process research and development (R&D). The amount of this write-off was determined by an independent valuation. Management believes that the technological feasibility of the acquired in-process R&D has not been established and that it has no alternative future uses. Accordingly, the amounts allocated to in-process R&D were expensed immediately under generally accepted accounting principles. This estimated write-off for acquired in-process R&D has not been reflected in the Unaudited Pro Forma Combined Condensed Statement of Income because of its nonrecurring nature; however, it has been reflected as a reduction to reinvested earnings in the Unaudited Pro Forma Combined Condensed Statement of Financial Position.

                                                                              4


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
                          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT
                                        OF FINANCIAL POSITION
                                       AS OF SEPTEMBER 30, 1998
                                        (DOLLARS IN MILLIONS)
                                                         HISTORICAL
                                                    --------------------       PRO FORMA        PRO FORMA
                                                    MONSANTO      DEKALB      ADJUSTMENTS       COMBINED
                                                    --------      ------      -----------       ---------
ASSETS
Current Assets:
  Cash and cash equivalents.....................    $   215                     $  (20)(2b)      $   147
                                                                                   (48)(3)
  Trade Receivables.............................      2,498        $ 69            (10)(4)         2,557
  Miscellaneous receivables and prepaid
     expenses...................................        684                         10 (4)           723
                                                                                    29 (4)
  Deferred income tax benefit...................        299          15                              314
  Inventories...................................      1,137         184                            1,321
  Other current assets..........................                     29            (29)(4)
                                                    -------        ----         ------           -------
     Total Current Assets.......................      4,833         297            (68)            5,062
                                                    -------        ----         ------           -------
Property, Plant and Equipment -- Net............      2,250         238             27 (2b)        2,515
Investments in Affiliates.......................        298           8           (160)(1)           146
Intangible Assets, net of accumulated
  amortization..................................      2,032          39             75 (1)         4,226
                                                                                 2,052 (2b)
                                                                                    28 (3)
Other Assets....................................      1,015           9                            1,024
Net Assets of Discontinued Operations ..........      2,115                                        2,115
                                                    -------        ----         ------           -------
     Total Assets...............................    $12,543        $591         $1,954           $15,088
                                                    =======        ====         ======           =======
LIABILITIES AND SHAREOWNERS' EQUITY
Current Liabilities:
  Accounts payable..............................    $   296        $ 45                          $   341
  Accrued liabilities...........................      1,670          49         $   34 (2c)        1,753
  Short-term debt...............................      2,169         139                            2,308
                                                    -------        ----         ------           -------
     Total Current Liabilities..................      4,135         233             34             4,402
                                                    -------        ----         ------           -------
Long-Term Debt..................................      2,506         113          1,283 (2a)        3,902
Deferred Income Taxes...........................         68          23             60 (2d)          151
Postretirement Liabilities......................        838                                          838
Other Liabilities...............................        310          10             16 (2c)          336
Shareowners' Equity:
  Common stock..................................      1,644           4             (2)(1)         1,694
                                                                                    50 (2a)
                                                                                    (2)(2f)
  Additional contributed capital................        518         124            (50)(1)         1,412
                                                                                   894 (2a)
                                                                                   (74)(2f)
  Treasury stock, at cost.......................     (2,500)         (2)             1 (1)        (2,500)
                                                                                     1 (2f)
  Reinvested earnings...........................      5,272          92            (36)(1)         5,101
                                                                                  (151)(2e)
                                                                                   (56)(2f)
                                                                                   (20)(3)
  Reserve for ESOP debt retirement..............       (111)                                        (111)
  Accumulated other comprehensive loss..........       (137)         (6)             2 (1)          (137)
                                                                                     4 (2f)
                                                    -------        ----         ------           -------
     Total Shareowners' Equity..................      4,686         212            561             5,459
                                                    -------        ----         ------           -------
Total Liabilities and Shareowners' Equity.......    $12,543        $591         $1,954           $15,088
                                                    =======        ====         ======           =======

    See accompanying Notes to Unaudited Pro Forma Combined Condensed Statement of Financial Position.

                                                                              5


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                     NOTES TO UNAUDITED PRO FORMA COMBINED
                   CONDENSED STATEMENT OF FINANCIAL POSITION

Subsequent to the date of these pro forma financial statements (September 30, 1998), but prior to the date of this amended 8-K/A, Monsanto announced its intention to sell the artificial sweetener and biogum businesses. The financial position of these businesses, and of the alginates and Ortho(R) lawn-and-garden products businesses, the divestiture of which was approved by Monsanto's Board of Directors in 1998, have been reclassified as discontinued operations; and, for all periods presented, the pro forma combined statement of financial position has been reclassified to conform to this presentation. The Company expects to sell these businesses for a gain by July 2000.

     Pro forma adjustments were made to the Unaudited Pro Forma Combined Condensed Statement of Financial Position to reflect the following:

NOTE 1

     To eliminate the 40 percent of DEKALB that Monsanto already owned, and to reclassify the related goodwill.

NOTE 2

     (a) To record the issuance of $944 million of common stock, $700 million of
         6.50 percent ACES and $583 million of long-term debt with an average interest rate of 6 percent for the purchase price of the remaining 60 percent of DEKALB.

     (b) To record the excess of the purchase price of DEKALB, including $20 million of acquisition costs, over net assets acquired, and to adjust DEKALB's net assets acquired to estimated fair market values.

         Significant components of purchase price allocations for the DEKALB acquisition were to goodwill, $1,693 million; germplasm and core technology, $194 million; trademarks, $181 million; in-process research and development, $151 million; exit cost and employee termination liabilities, ($44 million); inventories and other individually insignificant tangible assets and liabilities, $122 million. The company is continuing to obtain additional information related to intangible assets, primarily germplasm and trademarks, litigation, costs to complete the exit plans for certain activities of the acquired businesses, and inventories. The information necessary to complete the allocation of purchase price is expected to be obtained by the end of the fourth quarter of 1999. Any adjustment to the purchase price allocation for the businesses acquired is not expected to materially impact Monsanto's financial position, results of operations or cash flows.

     (c) To record liabilities assumed in connection with the acquisition, primarily for workforce reductions.

     (d) To record the deferred tax liability related to (b) and (c) above, based on the effective tax rate of 38 percent.

     (e) To record the write-off of acquired in-process R&D.

     (f) To eliminate the remaining 60 percent of DEKALB's historical equity accounts.

                                                                              6


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                      NOTES TO UNAUDITED PRO FORMA COMBINED
                   CONDENSED STATEMENT OF FINANCIAL POSITION (Continued)

NOTE 3

     To record for the cancellation of DEKALB stock options in exchange for cash.

NOTE 4

     To reclassify to conform to Monsanto's presentation.

     There were no significant transactions between Monsanto and DEKALB to eliminate.

                                                                              7





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
                  UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                         FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                       (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                                         HISTORICAL
                                                     ------------------       PRO FORMA        PRO FORMA
                                                     MONSANTO    DEKALB      ADJUSTMENTS       COMBINED
                                                     --------    ------      -----------       ---------
Net Sales........................................     $5,504     $ 439                          $5,943
Costs and Expenses:
Cost of Goods Sold...............................      2,115       241          $   3 (2)        2,359
Selling, General and Administrative Expenses.....      1,528       109                           1,637
Technological Expenses...........................        931        71             (1)(5)        1,001
Acquired In-Process Research and Development.....        189                                       189
Amortization of Intangible Assets................        167                       67 (2)          235
                                                                                    1 (5)
Restructuring Expense (Income)...................        (35)                                      (35)
Interest Expense.................................        144         7             60 (3)          214
                                                                                    3 (5)
Interest Income..................................        (35)                      (3)(5)          (38)
Other Expense -- Net.............................          6                        2 (1)            8
                                                      ------     -----          -----           ------
Income from Continuing Operations
         Before Income Taxes.....................        494        11           (132)             373
Income Taxes.....................................        215         3            (32)(4)          186
                                                      ------     -----          -----           ------
Net Income (Loss) from Continuing Operations.....     $  279     $   8          $(100)          $  187

Income From Discontinued Operations, net of
         Tax of $35 million .....................         74                                        74
                                                       ------    -----          -----           ------
Net Income.......................................      $ 353     $   8          $(100)          $  261
                                                       =====     =====          =====           ======

Basic Earnings per Share:
     Continuing Operations........................     $ 0.47     $0.23                         $ 0.30
     Discontinued Operations......................     $ 0.12                                   $ 0.12
     Net Income...................................     $ 0.59     $0.23                         $ 0.42

Diluted Earnings per Share:
     Continuing Operations........................     $ 0.45     $0.22                         $ 0.29
     Discontinued Operations......................     $ 0.11                                   $ 0.11
     Net Income...................................     $ 0.56     $0.22                         $ 0.40

Average number of common shares outstanding
  during the period -- basic.....................      600.4      34.6          (34.6)(6)(8)     625.4
                                                                                 25.0 (7)
Average number of common shares outstanding
  during the period -- diluted...................      626.8      36.4          (36.4)(6)(8)     651.8
                                                                                 25.0 (7)

         See accompanying Notes to Unaudited Pro Forma Combined Condensed Statements of Income.

                                                                              8



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
                     UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                               FOR THE YEAR ENDED DECEMBER 31, 1997
                          (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                                         HISTORICAL                              PRO
                                                     ------------------       PRO FORMA         FORMA
                                                     MONSANTO    DEKALB      ADJUSTMENTS       COMBINED
                                                     --------    ------      -----------       --------
Net Sales........................................     $6,058     $ 448                          $6,506
Costs and Expenses:
Cost of Goods Sold...............................      2,382       226          $   4 (2)        2,612
Selling, General and Administrative Expenses.....      1,745       115                           1,860
Technological Expenses...........................      1,049        58             (1)(5)        1,106
Acquired In-Process Research and Development.....        633                                       633
Amortization of Intangible Assets................        121                       89 (2)          211
                                                                                    1 (5)
Interest Expense.................................        135         6             81 (3)          225
                                                                                    3 (5)
Interest Income..................................        (45)                      (3)(5)          (48)
Other Expense (Income) -- Net....................        (89)       (4)             7 (1)          (86)
                                                      ------     -----          -----           ------
Income from Continuing Operations,
       Before Income Taxes.......................        127        47           (181)              (7)
Income Taxes.....................................        (22)       18            (43)(4)          (47)
                                                      ------     -----          -----           ------
Net Income (Loss) from Continuing Operations.....     $  149     $  29          $(138)          $   40

Income From Discontinued Operations, net of
         Tax of $185 million ....................        321                                       321
                                                      ------     -----          -----           ------
Net Income.......................................     $  470     $  29          $(138)          $  361
                                                      ======     =====          =====           ======
Basic Earnings per Share:
    Continuing Operations........................     $ 0.26     $0.84                          $ 0.07
    Discontinued Operations......................     $ 0.54                                    $ 0.52
    Net Income...................................     $ 0.80     $0.84                          $ 0.59

Diluted Earnings per Share:
     Continuing Operations.......................     $ 0.24     $0.80                          $ 0.06
     Discontinued Operations.....................     $ 0.53                                    $ 0.51
     Net Income..................................     $ 0.77     $0.80                          $ 0.57


Average number of common shares outstanding
  during the period -- basic.....................      588.7      34.5          (34.5)(6)(8)     613.7
                                                                                 25.0 (7)
Average number of common shares outstanding
  during the period -- diluted...................      609.6      36.1          (36.1)(6)(8)     634.6
                                                                                 25.0 (7)

        See accompanying Notes to Unaudited Pro Forma Combined Condensed Statements of Income.

                                                                              9




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                     NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED STATEMENTS OF INCOME

Subsequent to the date of these pro forma financial statements (September 30, 1998), but prior to the date of this amended 8-K/A, Monsanto announced its intention to sell the artificial sweetener and biogum businesses. The results of operation of these businesses, and of the alginates and Ortho(R) lawn-and-garden products businesses, the divestiture of which was approved by Monsanto's Board of Directors in 1998, have been reclassified as discontinued operations; and, for all periods presented, the pro forma combined statement of income has been reclassified to conform to this presentation. The Company expects to sell these businesses for a gain by July 2000.

As a result of discussions with the staff of the SEC and clarification of its interpretation regarding the classification of certain transaction, Monsanto agreed to reclassify certain revenues in the Statement of Consolidated Income. As a result, the company has reclassified revenues associated with the sales of Pharmaceutical product rights from net sales to other expense (income) - net for all periods presented. The effect of this reclassification was to reduce net sales and increase other income included in other expense (income) - net by $25 million for the nine months ended September 30, 1998, and $120 million for the year ended December 31, 1997.

     Pro forma adjustments were made to the Unaudited Pro Forma Combined Condensed Statement of Income to reflect the following:

NOTE 1

     To eliminate 40 percent of DEKALB's net income recorded as income from equity affiliates in Monsanto's Statement of Consolidated Income.

NOTE 2

     To record the additional depreciation and amortization expense resulting from the fair market value adjustments to fixed assets and intangibles recorded in connection with the acquisition.

NOTE 3

     To record the increase in interest expense resulting from the issuance of $700 million of ACES at an interest rate of 6.50 percent and the issuance of $583 million of long-term debt at an average interest rate of 6 percent.

NOTE 4

     To record the income tax effects of the tax deductible pro forma adjustments in Note 2 and Note 3, based on the effective tax rate of 38 percent.

NOTE 5

     To reclassify to conform to Monsanto's presentation.

NOTE 6

     To eliminate the outstanding shares of DEKALB acquired by Monsanto.

NOTE 7

     To reflect the issuance of 25 million shares of Monsanto common stock in connection with the purchase of DEKALB.

NOTE 8

     To reflect the cancellation of DEKALB stock options in connection with the acquisition.


                                                                             10

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                     MONSANTO COMPANY
                                          --------------------------------------
                                                       (Registrant)

                                          By       /S/ RICHARD B. CLARK
                                            ------------------------------------
                                                       Richard B. Clark
                                               Vice President and Controller
                                            (On behalf of the Registrant and
                                             as Principal Accounting Officer)

Date: January 25, 2000

                                                                              11



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                                 EXHIBIT INDEX

     These Exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

EXHIBIT NUMBER                        DESCRIPTION
--------------                        -----------

       1          Omitted--Inapplicable

       2 Agreement and Plan of Merger, dated as of May 8, 1998, by and among Monsanto Company, Corn Acquisition Corporation and DEKALB Genetics Corporation (incorporated by reference to Exhibit (c) (1) to the Tender Offer Statement on Schedule 14D-1 of the Company, dated May 15, 1998).

       4          Omitted -- Inapplicable

      16          Omitted -- Inapplicable

      17          Omitted -- Inapplicable

      20          Omitted -- Inapplicable

      23          Consent of Arthur Andersen LLP

      24          Omitted -- Inapplicable

      27          Omitted -- Inapplicable

      99          Financial Statements of DEKALB


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